Exhibit 99.1
Holly Corporation Announces Pipeline Commitment for Canadian Crude Oil
Dallas, Texas, July 22, 2008 – Holly Corporation (“Holly”) (NYSE:HOC) announced today that its wholly-owned refining subsidiary, Holly Refining & Marketing Company (“HRM”) has completed  negotiations and entered into a definitive agreement to ship crude oil on the Centurion Pipeline, a pipeline owned and operated by Centurion Pipeline L.P, a subsidiary of Occidental Petroleum Corporation.  The Centurion Pipeline will deliver crude oil from Cushing, OK to Slaughter, Texas, which is near the Texas New Mexico border. HRM has previously entered into shipping commitments on both the Keystone and the Spearhead pipelines, which will transport Canadian crude oil from Canada to Cushing, OK.
Holly and Holly Energy Partners (“HEP”) (NYSE:HEP) are presently evaluating the best pipeline plan to deliver crude from the terminus point of the Centurion pipeline at Slaughter, TX to the Navajo Refinery complex in New Mexico, which will include approximately 70 miles of additional pipeline.
These pipeline commitments will complement Holly’s Navajo refinery capital improvement projects to increase feedstock flexibility by providing the option for the delivery of heavy Canadian and/or other crudes to the Navajo refinery. The feedstock flexibility projects are expected to allow the Navajo refinery to process 40,000 barrels per stream day (“bpsd”) of heavy Canadian type crudes and are expected to be mechanically completed in the fourth quarter of 2009. Holly is also expanding the crude capacity at the Navajo refinery from 85,000 to 100,000 bpsd which is expected to be mechanically complete in the first quarter of 2009.
“Our pipeline commitments and plans bring us one step closer to completing our refinery expansion and crude reconfiguration at Navajo, which helps us drive down our raw material cost and improve our overall level of gross margin and profitability in the Southwest region”, said Matt Clifton and Dave Lamp, Chairman and President of Holly respectively in a joint statement.
About Holly Corporation
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 barrels per day (“bpd”) refinery located in Artesia, New Mexico and a 26,000 bpd refinery in Woods Cross, Utah. Holly also owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P.

About Holly Energy Partners, L.P.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides transportation and terminal services to the petroleum industry, including Holly Corporation, which currently owns a 46% interest in the Partnership. The Partnership owns and operates crude and product pipelines and terminals located in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings made from time to time with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION, Contact:
Bruce R. Shaw, Senior Vice President & CFO
M. Neale Hickerson, Vice President, Investor Relations
Holly Corporation / Holly Energy Partners
214/871-3555